EXHIBIT 10.1
Fifth Amendment to Loan Documents

THIS FIFTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of July 25, 2022, by and among PEGASYSTEMS INC. (the “Borrower”), the Guarantors (as such term is defined in the Credit Agreement defined in Exhibit A attached hereto and made a part hereof (the “Loan Agreement”)) party hereto (the “Guarantors” and each, individually, a “Guarantor”; the Borrower and the Guarantors are collectively referred to herein as the “Loan Parties” and each, individually, a “Loan Party”), the Lenders (as such term is defined in the Loan Agreement) party hereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (the “Agent”), in its capacity as “Agent” (as such term is defined in the Loan Agreement) for the Lenders.

BACKGROUND

A. The Loan Parties have executed and delivered to the Agent and/or the Lenders one or more promissory notes, letter agreements, loan agreements, security agreements, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on Exhibit A attached hereto, which is made a part of this Amendment (collectively, as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s Obligations.

B. The Loan Parties, the Lenders and the Agent desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain of the Loan Documents are amended as set forth in Exhibit A attached hereto and made a part hereof. Any and all references to any Loan Document which is amended hereby in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents being amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Agreement. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2. The Borrower hereby certifies that (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment, (i) true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date) as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty shall be ratified and confirmed as of such earlier date), and (iii) incorporated into this Amendment by reference; (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment; (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained; and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Lenders, as modified by this Amendment.

4. As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions specified in Exhibit A attached hereto and made a part hereof.

EXHIBIT 10.1
(continued)
5. To induce the Agent and the Lenders to enter into this Amendment, each Loan Party reaffirms all of its indemnification obligations contained in the Loan Documents, including, without limitation, pursuant to Section 11.3.2 of the Loan Agreement.

6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by electronic or facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic or facsimile transmission, as applicable.

7. Notwithstanding any other provision herein or in the other Loan Documents, each Loan Party agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. Each Loan Party, each Lender and the Agent acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

8. This Amendment will be binding upon and inure to the benefit of each Loan Party, the Agent, and the Lenders and their respective heirs, executors, administrators, successors and assigns.

9. This Amendment has been delivered to and accepted by the Agent and the Lenders and will be deemed to be made in the State of New York. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York, excluding its conflict of laws rules, including without limitation the Electronic Signatures and Records Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act).

10. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified, reaffirmed and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Agent’s or Lenders’ rights and remedies (all of which are hereby reserved). Each Loan Party, the Agent and the Lenders mutually expressly ratify and confirm the waiver of jury trial or arbitration provisions contained in the Loan Documents, all of which are incorporated herein by reference.

[signatures appear on following page]

EXHIBIT 10.1
(continued)

WITNESS the due execution of this Amendment as of the date first written above, with the intent to be legally bound hereby.

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Manager, Treasury	BORROWER: PEGASYSTEMS INC. By: Kenneth Stillwell Name: Kenneth Stillwell Title: Chief Operating Officer and Chief Financial Officer
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Manager, Treasury	GUARANTORS: PEGASYSTEMS WORLDWIDE INC. By: Efstathios Kouninis Name: Efstathios Kouninis Title Director
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Manager, Treasury	ANTENNA SOFTWARE, LLC By: PEGASYSTEMS INC., its sole member By: Kenneth Stillwell Name: Kenneth Stillwell Title: Chief Operating Officer and Chief Financial Officer
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Manager, Treasury	PEGA GOVERNMENT LLC By: Efstathios Kouninis Name: Efstathios Kouninis Title: Manager

EXHIBIT 10.1
(continued)

PNC BANK, NATIONAL ASSOCIATION,
Individually and as Agent

By: Terence J. O’Malley
Name: Terence J. O’Malley
Title: Senior Vice President

EXHIBIT 10.1
(continued)
EXHIBIT A
TO FIFTH AMENDMENT TO LOAN DOCUMENTS
DATED AS OF JULY 25, 2022

A. The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.Credit Agreement dated as of November 5, 2019 made by and among Pegasystems Inc., (the “Borrower”), each of the Guarantors, and the Agent (the “Loan Agreement”).

2.Amendment to Loan Documents dated as of February 18, 2020 made by and among the Borrower, each of the Guarantors, and the Agent (the “First Amendment”).

3.Second Amendment to Loan Documents dated as of July 22, 2020 made by and among the Borrower, each of the Guarantors, and the Agent (the “Second Amendment”).

4.Third Amendment to Loan Documents dated as of September 20, 2020 made by and among the Borrower, each of the Guarantors, and the Agent (the “Third Amendment”).

5.Fourth Amendment to Loan Documents dated as of March 31, 2022 made by and among the Borrower, each of the Guarantors, and the Agent (the “Fourth Amendment”).

6.Guarantor Joinder and Assumption Agreement made as of August 24, 2020, by Pega Government LLC in favor of Agent and Lenders (the "Guarantor Joinder").

7.Revolving Credit Note in the principal amount of $100,000,000.00 dated as of November 5, 2019 executed by the Borrower in favor of the Agent (the “Note”).

8.Security Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower Security Agreement”).

9.Security Agreement dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and Agent (the “Guarantor Security Agreement”).

10.Continuing Agreement of Guaranty and Suretyship dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and Agent (the “Guaranty Agreement”).

11.Pledge Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower Pledge Agreement”).

12.First Amendment to Pledge Agreement dated as of August 24, 2020, by and between Borrower and Agent (the “First Amendment to Pledge Agreement”)

13.Pledge Agreement (Bank Deposits) dated as of November 5, 2019, by and among Borrower and Agent (the “Deposit Account Pledge Agreement”).

14.Deposit Account Control Agreement dated as of December 23, 2019, by and among Borrower, Agent and Bank of America, N.A. (as amended and in effect from time to time, the “Deposit Account Control Agreement”).

15.Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower PTC Agreement”).

16.Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Antenna Software, LLC and Agent (the “Guarantor PTC Agreement”).

EXHIBIT 10.1
(continued)

17.All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Exhibit A.

B. Amendments to Loan Documents. The Loan Documents are hereby amended and modified as follows:

1.Amendments to Loan Agreement.

1.01 Reference is hereby made to Section 1.1 of the Loan Agreement. Said Section 1.1 is hereby modified to amend and restate the following definitions to read as follows:

“Material Adverse Change shall mean any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operation of the Loan Parties, taken as a whole, (iii) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (iv) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document; provided, however, the existence of the lawsuit styled Appian Corp. v. Pegasystems Inc. & Youyong Zou filed May 29, 2020 in the Circuit Court of Fairfax County, Virginia and appeals thereof (collectively, the “Appian Litigation”) will not, in and of itself, and prior to such constituting an Event of Default pursuant to Section 9.1.7 hereof, be considered a circumstance or event which (x) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operation of the Loan Parties, taken as a whole, pursuant to clause (ii) of this definition or (y) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, pursuant to clause (iii) of this definition.”

“Material Subsidiary shall mean a Subsidiary of the Borrower that provides more than 5% of the total revenues of, or holds more than 5% of the total assets of, the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that Pegasystems Worldwide India Private Limited shall not be deemed to be a Material Subsidiary so long as it provides less than 10% of the total revenues of, or holds less than 10% of the total assets of, the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.”

“Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default; provided, however, the Appian Litigation will not, in and of itself, and prior to such constituting an Event of Default pursuant to Section 9.1.7 hereof, result in a Potential Default for purposes of Section 2.5 [Revolving Credit Loan Requests] and Section 7.2 [Each Revolving Credit Loan or Letter of Credit].”

1.02 Reference is hereby made to Section 2.9.1.1 of the Loan Agreement. Said Section 2.9.1.1 is hereby amended and restated as follows:

EXHIBIT 10.1
(continued)
“2.9.1.1 Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender's Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (i) have a maximum maturity of twelve (12) months from the date of issuance, and (ii) in no event expire later than the Expiration Date and provided further that in no event shall (a) the Letter of Credit Obligations exceed, at any one time, $35,000,000 (the "Letter of Credit Sublimit") or (b) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrower or other Loan Party, as the case may be, for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower or such other Loan Party that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.”

1.03 Reference is hereby made to Section 2.9.2 of the Loan Agreement. Said Section 2.9.2 is hereby amended and restated as follows:

“2.9.2 Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.”

1.04 Reference is hereby made to Section 8.2.4(vi) of the Loan Agreement. Said Section 8.2.4(vi) is hereby amended and restated as follows:

“(vi) Restricted Investments in the Excluded Subsidiaries not exceeding $10,000,000 in the aggregate at any one time, provided, that, Restricted Investments in each of Pegasystems Limited (UK), Pegasystems Sp. Z.o.o. (Poland), Pegasystems France, S.A.R.L. (France), Pegasystems Mauritius (Mauritius) and Pegasystems Worldwide India Private Limited (India) are not subject to this dollar amount limitation provided such Restricted Investments are consistent with the Borrower’s customary business practices;”

1.05 Reference is hereby made to Section 9.1.7 of the Loan Agreement. Said Section 9.1.7 is hereby amended and restated as follows:

“9.1.7 Final Judgements or Orders. Any final judgments or orders for the payment of money in excess of $50,000,000 in the aggregate (excluding any amounts covered by insurance) shall be entered against any Loan Party by a court having jurisdiction in the premises, where such judgment is not discharged or stayed pending appeal within sixty (60) days after the date on which the right to appeal the same has expired or been extinguished; or”

C. Conditions to Effectiveness of Amendment: The Agent’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.Execution by all applicable parties and delivery to the Agent of this Amendment (including the attached Consent).

EXHIBIT 10.1
(continued)
2.Reimbursement by the Borrower to the Agent of the fees and expenses of the Agent's outside counsel in connection with this Amendment.

3.All representations and warranties contained in the Loan Documents are true and correct in all material respects on the date hereof (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

4.Immediately after giving effect to this Amendment, no default or Event of Default shall have occurred and be continuing under the Loan Agreement or any of the other Loan Documents.

CONSENT OF GUARANTOR

Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantors”) consent to the provisions of the foregoing Amendment, any and all documents executed in connection therewith, and all prior amendments (if any) and confirms and agrees that (a) the Guarantors’ obligations under the Guaranty shall be unimpaired by the Amendment; (b) as of the date hereof, the Guarantors have no defenses, set offs, counterclaims, discounts or charges of any kind against the Agent and/or the Lenders, their respective officers, directors, employees, agents or attorneys with respect to the Guaranty; (c) except as expressly modified by the foregoing Amendment, all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment; and (d) the Guarantors are bound by the terms and provisions of paragraph 5 of the Amendment. The Guarantors certify that all representations and warranties made in the Guaranty are true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

By signing below, the Guarantors agree that this Consent, the Guaranty, the other Loan Documents, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Guarantor acknowledges and agrees that the methods for delivering Communications, including notices, under the Guaranty and the other Loan Documents include electronic transmittal to any electronic address provided by any party to the other party from time to time.

The Guarantors hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantors, shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantors’ existing and future Obligations to the Lenders, as modified by this Amendment.

The Guarantor ratifies and confirms the indemnification (if any) and waiver of jury trial provisions contained in the Guaranty.

[signatures appear on following page]

EXHIBIT 10.1
(continued)
WITNESS the due execution of this Consent as of the date of the Amendment, intending to be legally bound hereby.

WITNESS: By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Manager, Treasury	GUARANTORS: PEGASYSTEMS WORLDWIDE INC. By: Efstathios Kouninis Name: Efstathios Kouninis Title Director
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Manager, Treasury	ANTENNA SOFTWARE, LLC By: PEGASYSTEMS INC., its sole member By: Kenneth Stillwell Name: Kenneth Stillwell Title: Chief Operating Officer and Chief Financial Officer
By: /s/ Jeffrey Lee Name: Jeffrey Lee Title: Manager, Treasury	PEGA GOVERNMENT LLC By: Efstathios Kouninis Name: Efstathios Kouninis Title: Manager